Exhibit 10.1

Execution Version

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this “Agreement”) is made and entered into as of June 26, 2025, by and between TURNSTONE BIOLOGICS CORP., a Delaware corporation (“Seller”) and the H. LEE MOFFITT CANCER CENTER AND RESEARCH INSTITUTE, INC., a Florida not-for-profit corporation organized pursuant to Section 1004.43, Florida Statutes (“Buyer” and together with Seller, the “Parties” and each, a “Party”), and Citibank, N.A., as escrow agent (the “Escrow Agent”). Capitalized terms used and not defined herein shall have the meanings assigned to them in that certain Asset Purchase Agreement, dated as of the date hereof, by and among Seller and Buyer (as amended, supplemented or otherwise modified from time to time, the “Purchase Agreement”).

RECITALS

WHEREAS, the Parties have entered into the Purchase Agreement providing for the purchase by Buyer of the Purchased Assets from the Seller;

WHEREAS, the Purchase Agreement contemplates, among other things, the execution and delivery of this Agreement and deposit by Buyer with the Escrow Agent of $1,789,913 (the “Escrow Amount”), which amount shall provide a source of funding to satisfy certain payment obligations under the Purchase Agreement, if applicable, or shall be released to the Seller, if such payment obligations are inapplicable, and which deposit the Parties wish to be subject to the terms and conditions set forth herein and in the Purchase Agreement; provided, that in the event of an inconsistency between this Agreement and the Purchase Agreement, this Agreement shall control; and

WHEREAS, the Escrow Agent agrees to hold and distribute the Escrow Fund (as defined in Section 2(a)) in accordance with the terms of this Agreement.

NOW THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1. Appointment. The Parties hereby appoint the Escrow Agent as their escrow agent to perform the duties of an escrow agent set forth herein, and the Escrow Agent hereby accepts such appointment and agrees to act as escrow agent in accordance with the terms and conditions set forth herein.

2. Escrow Fund.

(a) On the date of this Agreement, Seller shall deposit or cause to be deposited with the Escrow Agent, in accordance with Section 1.05(b) of the Purchase Agreement, the Escrow Amount by wire transfer of immediately available funds. The Escrow Agent will promptly acknowledge receipt of, and hereby agrees to hold the Escrow Amount, together with all products and proceeds thereof, including all interest, dividends, gains and other income earned thereon (the “Escrow Earnings”, and together with the Escrow Amount, the “Escrow Fund”) in a separate and distinct account (the “Escrow Account”) upon the terms and subject to the conditions of this Agreement.

(b) The Escrow Fund is referred to herein as the “Escrow Fund.” The Escrow Earnings are collectively referred to herein as the “Escrow Earnings.” The Escrow Account is referred to herein as the “Escrow Account.”

(c) For greater certainty, all Escrow Earnings shall be retained by the Escrow Agent and reinvested in the Escrow Fund and shall become part of the Escrow Fund, and shall be disbursed as part of the Escrow Fund, in accordance with the terms and conditions of this Agreement.

3. Investment of Escrow Fund.

(a) During the term of this Agreement, the Escrow Agent shall hold, invest and reinvest the Escrow Fund in an interest-bearing deposit account of Citibank N.A., insured by the Federal Deposit Insurance Corporation (“FDIC”) to the applicable limits. The Parties acknowledge that the initial interest rate is subject to change from time to time and shall be reflected in the monthly statement provided to the Parties. The Escrow Fund shall at all times remain available for distribution in accordance with Section 4. Except as expressly provided herein, the Escrow Fund shall not, in any manner, directly or indirectly, be assigned, hypothecated, pledged, alienated, released from escrow or transferred within escrow (or otherwise dealt with in any manner which has the economic effect of any of the foregoing acts, on a current or prospective basis).

(b) The Escrow Agent shall send an account statement to each of the Parties on a monthly basis reflecting activity in the Escrow Account for the preceding month.

4. Disposition and Termination of the Escrow Fund.

(a) Escrow Fund. The Parties shall act in accordance with, and the Escrow Agent shall hold and release the Escrow Fund solely as provided in, this Section 4(a) as follows:

(i) Joint Release Instruction. Upon receipt by the Escrow Agent of a Joint Release Instruction, the Escrow Agent shall promptly, but in any event within two (2) Business Days after its receipt of such Joint Release Instruction, disburse all or part of the Escrow Fund in accordance with such Joint Release Instruction, which may be to Buyer or Seller as set forth in the Joint Release Instruction.

(ii) Termination. If at any time either of the Parties receives a written notice of termination of the Purchase Agreement pursuant to Section 8.01 of the Purchase Agreement sent from one Party to the other Party, then upon receipt by the Escrow Agent of a Joint Release Instruction, the Escrow Agent shall promptly, but in any event within two (2) Business Day after its receipt of such Joint Release Instruction, disburse to Buyer all of the Escrow Fund as directed in accordance with such Joint Release Instruction.

(iii) Consummation. If either of the Parties delivers a copy of (x) the Certificate of Merger filed with the Secretary of State of the State of Delaware or (y) a Form 8-K filed with the U.S. Securities and Exchange Commission, in either case evidencing the consummation of the merger contemplated by that certain Agreement and Plan of Merger, contemplated to be entered into on or after the date hereof, by and among Seller, XOMA Royalty Corporation, a Nevada corporation (“Parent”), and the other parties thereto (“Notice of Consummation”), then upon receipt by the Escrow Agent of such Notice of Consummation, the Escrow Agent shall promptly, but in any event within two (2) Business Day after its receipt of such Notice of Consummation, disburse to Seller all of the Escrow Fund.

(iv) Final Determination. If at any time either of the Parties receives a Final Determination expressly stating that such Party is owed all or a portion of the Escrow Fund, then upon receipt by the Escrow Agent of a copy of such Final Determination from any Party, the Escrow Agent shall (A) promptly forward a copy of such Final Determination to the other Party and (B) promptly, but in any event within two (2) Business Day after its receipt of such Final Determination, disburse to Buyer or Seller, as applicable, all or part of the Escrow Fund as directed in accordance with such Final Determination. The Escrow Agent will act in good faith on such Final Determination without further inquiry.

(v) Release to Buyer on Six Month Anniversary. In the event that the Escrow Agent has not released the Escrow Fund in accordance with Section 4(a)(i), (ii), (iii) or (iv) prior to (a) the six month anniversary of the date hereof, or (b) Seller filing a Form 8-K with the U.S. Securities and Exchange Commission that contains notice of Seller’s intent to seek bankruptcy protection or that voluntary or involuntary bankruptcy proceedings have been commenced, Buyer may submit to Escrow Agent a written notice and a copy to the Seller requesting disbursal of the Escrow Fund (a “Request”) to Buyer and upon receipt by the Escrow Agent of a copy of such Request from Buyer, the Escrow Agent shall promptly, but in any event within two (2) Business Days after its receipt of such Request, disburse to Buyer all of the Escrow Fund as directed in accordance with such Request.

(vi) No Other Releases. Except pursuant to Section 14, the Escrow Agent shall not release all, or any portion of, the Escrow Fund, or make any reductions from the Escrow Account in the absence of a Joint Release Instruction, a Notice of Consummation, or Request.

(vii) Method of Payment. All payments of any part of the Escrow Fund shall be made by wire transfer of immediately available funds as set forth in a Joint Release Instruction, a Notice of Consummation, Final Determination, or Request, as applicable.

(b) Call Back Authorized Individuals. Any instructions setting forth, claiming, containing, objecting to, or in any way related to the transfer or distribution of the Escrow Fund under the terms of this Agreement must be in writing, executed by an authorized signer of the appropriate Party or Parties as evidenced by the signatures of the person or persons set forth on Exhibit A-1 and Exhibit A-2 (each an “Authorized Representative”) and delivered to the Escrow Agent either by confirmed facsimile or attached to an e-mail sent to the email address set forth in Section 11. In the event a Joint Release Instruction, a Notice of Consummation, Final Determination, or Request is delivered to the Escrow Agent, whether in writing, by facsimile, by e-mail or otherwise, the Escrow Agent is required to seek confirmation of any such instruction given to the Escrow Agent by telephone call back to the person or persons designated in Exhibit A-1 and/or Exhibit A-2 attached hereto (the “Call Back Authorized Individuals”), as applicable, and the Escrow Agent may in good faith rely upon the confirmations of anyone purporting to be a Call Back Authorized Individual. To ensure the accuracy of the instructions it receives, the Escrow Agent may record such call backs. If the Escrow Agent is unable to verify the instructions, or is not reasonably satisfied with the verification it receives, it will not execute the instruction until such verification has been resolved in the Escrow Agent’s reasonable discretion. The persons and telephone numbers for call backs may be changed only in writing, executed by an Authorized Representative of the applicable Party set forth on Exhibit A-1 or Exhibit A-2, actually received and acknowledged by the Escrow Agent.

(c) Certain Definitions.

(i) “Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are not required or authorized by law to be closed in the State of New York.

(ii) “Final Determination” means a final non-appealable judgment or award rendered by a court of competent jurisdiction together with (a) a certificate of the prevailing Party to the effect that such judgment or award is final and non-appealable and from a court of competent jurisdiction, and (b) the written payment instructions of the prevailing Party to effectuate such judgment, award or determination, and in each case, executed by an Authorized Representative of the prevailing Party.

(iii) “Termination” means the termination of the Purchase Agreement in accordance with Section 8.01 of the Purchase Agreement.

(iv) “Joint Release Instruction” means a joint written instruction substantially in the form of Exhibit B attached hereto, executed by an Authorized Representative of each of Buyer and Seller directing the Escrow Agent to disburse all or a portion of the Escrow Fund from the Escrow Account pursuant to the instructions therein and in accordance with the terms and conditions of this Agreement and the Purchase Agreement.

(v) “Person” means any individual, corporation (including any nonprofit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, governmental entity or other entity.

5. Escrow Agent. The Escrow Agent undertakes to perform only such duties as are expressly set forth herein, which shall be deemed purely ministerial in nature, and no other duties, including but not limited to any fiduciary duties, shall be implied. The Escrow Agent shall neither be responsible for, nor chargeable with, knowledge of, nor have any requirements to comply with, the terms and conditions of any other agreement, instrument or document between the Parties (other than a Joint Release Instruction, a Notice of Consummation, Final Determination, or Request), in connection herewith, if any, including, without limitation, the Purchase Agreement, nor shall the Escrow Agent be required to determine if any Person has complied with any such agreements, nor shall any additional obligations of the Escrow Agent be inferred from the terms of such agreements. Notwithstanding the terms of any other agreement between the Parties, the terms and conditions of this Agreement will control the actions of the Escrow Agent. The Escrow Agent may rely in good faith upon and shall not be liable in the absence of its fraud, gross negligence or willful misconduct for acting or refraining from acting upon any Joint Release Instruction, a Notice of Consummation, Final Determination, or Request furnished to it in accordance with the terms hereof and reasonably believed by it in good faith to be genuine and to have been signed by an Authorized Representative of the proper Party or Parties. Concurrent with the execution of this Agreement, the Parties shall deliver to the Escrow Agent Authorized Representatives’ forms in the form of Exhibit A-1 and Exhibit A-2 attached hereto. Other than as set forth herein, the Escrow Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document, notice, instruction or request. The Escrow Agent shall have no duty to solicit any payments which may be due to it or to the Escrow Fund. In the event that the Escrow Agent is uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands from any Party which, in its reasonable opinion, conflict with any of the provisions of this Agreement, it shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely all property held in escrow until it shall be directed otherwise in a Joint Release Instruction, a Notice of Consummation, Final Determination, or Request; provided that the Escrow Agent shall promptly notify the Parties of such uncertainty or apparent conflict. In the event of a dispute pursuant to this Agreement, the Escrow Agent may interplead all of the assets held hereunder into a court of competent jurisdiction or may seek a declaratory judgment with respect to certain circumstances, and thereafter be fully relieved from any and all liability or obligation with respect to such interpleaded assets or any action or nonaction based on such declaratory judgment. The Escrow Agent may consult with legal counsel of its selection in the event of any dispute or question as to the meaning or construction of any of the provisions hereof or its duties hereunder. The Escrow Agent shall have no liability for any action taken, suffered or omitted to be taken by it in good faith except in the event that the Escrow Agent’s fraud, gross negligence or willful misconduct was the cause of any direct loss to either Party. To the extent reasonably practicable, each Party agrees to pursue any redress or recourse in connection with any dispute (other than with respect to a dispute involving the Escrow Agent) without making the Escrow Agent a party to the same. Notwithstanding anything in this Agreement to the contrary, in no event shall the Escrow Agent be liable for any special, indirect, punitive, incidental or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such losses or damages and regardless of the form of action.

6. Resignation and Removal of the Escrow Agent. The Escrow Agent (a) may resign and be discharged from its duties or obligations hereunder by giving sixty (60) calendar days’ advance notice in writing of such resignation to the Parties specifying a date when such resignation shall take effect or (b) may be removed, with or without cause, by Buyer and the Seller acting jointly at any time by providing written notice executed by the Parties to the Escrow Agent. Any corporation or association into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any corporation or association to which all or substantially all of the escrow business of the Escrow Agent’s line of business may be transferred, shall be the Escrow Agent under this Agreement without further action. The Escrow Agent’s sole responsibility after such sixty (60) day notice period expires or after receipt of written notice of removal shall be to hold and safeguard the Escrow Fund (without any obligation to reinvest the same) and to deliver the same (i) to a substitute or successor escrow agent pursuant to a joint written instruction executed by the Parties, or (ii) as set forth in a Joint Release Instruction, a Notice of Consummation, Final Determination, or Request, and, at the time of such delivery, the Escrow Agent’s obligations hereunder shall cease and terminate. In the event the Escrow Agent resigns, if the Parties have failed to appoint a successor escrow agent prior to the expiration of sixty (60) calendar days following receipt of the notice of resignation, the Escrow Agent may, , petition any court of competent jurisdiction for the appointment of such a successor escrow agent or for other appropriate relief, and any such resulting appointment shall be binding upon the Parties.

7. Fees and Expenses. All fees and expenses of the Escrow Agent are described in Schedule 1 attached hereto and shall be borne by Buyer. The fees agreed upon for the services to be rendered hereunder are intended as full compensation for the Escrow Agent’s services as contemplated by this Agreement.

8. Indemnity. Each Party shall jointly and severally indemnify, defend and hold harmless the Escrow Agent and its affiliates and their respective successors, assigns, directors, officers, agents and employees (the “Indemnitees”) from and against any and all actual losses, damages, claims, liabilities, penalties, judgments, settlements, actions, suits, proceedings, litigation, investigations, reasonable and documented out-of-pocket costs or expenses (including the reasonable and documented out-of-pocket fees and expenses of one outside counsel and experts and their staffs and expense of document location, duplication and shipment actually incurred, but excluding for the avoidance of doubt, any income taxes imposed on the payment of fees hereunder) (collectively, “Escrow Agent Losses”) arising out of or in connection with (a) the Escrow Agent’s execution and performance of this Agreement, tax reporting or withholding, the enforcement of any rights or remedies under or in connection with this Agreement, , except to the extent that such Escrow Agent Losses, as adjudicated by a court of competent jurisdiction, have been caused by the fraud, gross negligence or willful misconduct of the Escrow Agent or any such Indemnitee, or (b) the Escrow Agent’s following any Joint Release Instruction, a Notice of Consummation, Final Determination, or Request unless explicitly prohibited under the terms hereof that the Escrow Agent in good faith believed to be genuine and, to the extent applicable, to have been signed by an Authorized Representative of the Party or Parties. Notwithstanding anything to the contrary herein, Buyer and Seller agree, solely as between themselves, that any obligation for indemnification under this Section 8 shall be borne by the Party or Parties determined by a court of competent jurisdiction to be responsible for causing the loss, damage, liability, cost or expense against which the Escrow Agent is entitled to indemnification or, if no such determination is made, then one-half by Buyer and one-half by Seller, and each Party shall indemnify the other Party in the event that such other party pays the indemnifying Party’s portion of any such amount. The provisions of this Section 8 (and the obligations hereunder) shall survive the resignation or removal of the Escrow Agent and the termination of this Agreement.

9. Tax Matters.

(a) The Buyer shall be responsible for and the taxpayer on all taxes due on the interest or income earned, if any, on the Escrow Fund for the calendar year in which such interest or income is earned. The Escrow Agent shall report any interest or income earned on the Escrow Fund to the Internal Revenue Service (“IRS”) or other taxing authority on IRS Form 1099. Prior to the date hereof, the Parties shall provide the Escrow Agent with certified tax identification numbers by furnishing appropriate forms W-9 or W-8 as applicable and such other forms and documents that the Escrow Agent may request.

(b) The Escrow Agent shall report to the IRS with respect to income earned on the Escrow Fund. The Escrow Agent shall withhold any taxes required to be withheld by applicable law, including but not limited to required withholding in the absence of proper tax documentation, and shall remit such taxes to the appropriate authorities.

10. Covenant of Escrow Agent. The Escrow Agent hereby agrees and covenants with Buyer and the Seller that it shall perform all of its obligations under this Agreement and shall not deliver custody or possession of the Escrow Fund to anyone except pursuant to the express terms of this Agreement or as otherwise required by law.

11. Notices. All notices, requests, demands and other communications required or permitted to be given pursuant to this Agreement must be in writing and will be deemed to have been duly given: (a) on the day of delivery, if delivered by hand; (b) on the day of delivery, if sent by facsimile or electronic mail (with confirmation of receipt) at or prior to 5:00 p.m. Eastern Time on a Business Day; (c) on the first (1st) Business Day following delivery, if sent by facsimile or electronic mail on a day that is not a Business Day or after 5:00 p.m. Eastern Time on a Business Day; (d) on the first (1st) Business Day following deposit with a nationally recognized overnight delivery service; or (e) upon the earlier of actual receipt and the fifth (5th) Business Day following first class mailing, with first class postage prepaid:

If to Buyer, then to:

H. Lee Moffitt Cancer Center and Research Institute, Inc.

[***]

[***]

[***]

Attn: Xavier Avat, Chief Business Officer

Email: [***]

with a copy (which shall not constitute notice) to:

H. Lee Moffitt Cancer Center and Research Institute, Inc.

Attn: Executive Vice President/General Counsel

[***]

[***]

Email: [***]

and a copy (which shall not constitute notice) to:

Trenam Law

Attn: Thomas J. Cockriel

[***]

[***]

Email: [***]

or, if to Seller, then to:

Turnstone Biologics Corp.

[***]

[***]

[***]

Attn: Sammy Farah

Email: [***]

with a copy (which shall not constitute notice) to:

Cooley LLP

[***]

[***]

Attn: Lila Hope

Email: [***]

or, if to the Escrow Agent, then to:

Citibank, N.A.

[***]

[***]

Attention: Eddy Rosero and Nelson Kercado

Telephone No.: [***]

E-mail: [***]

Notwithstanding the above, in the case of communications delivered to the Escrow Agent pursuant to the foregoing clauses (a) through (e) of this Section 11, such communications shall be deemed to have been given on the date received by the Escrow Agent.

12. Termination. This Agreement shall terminate on the first to occur of (a) the distribution of all of the amounts in the Escrow Fund in accordance with this Agreement, or (b) delivery to the Escrow Agent of a written notice of termination executed jointly by Buyer and Seller after which this Agreement shall be of no further force and effect except that the provisions of Section 8 hereof shall survive termination.

13. Miscellaneous. The provisions of this Agreement may be waived, altered, amended or supplemented, in whole or in part, only by a writing signed by all of the parties hereto. Except as provided in Sections 6 or 16, neither this Agreement nor any right or interest hereunder may be assigned in whole or in part by any party, without the prior written consent of the other parties hereto, as applicable, and any such attempted or purported assignment will be null and void; provided, however, that Buyer may, without consent, assign this Agreement or all or part of its rights under this Agreement in connection with a permitted assignment under Section 9.06 of the Purchase Agreement. This Agreement shall be governed by and construed under the laws of the State of Delaware, without regard to choice of law principles of any jurisdiction. Each party irrevocably waives any objection on the grounds of venue, forum non-conveniens or any similar grounds and irrevocably consents to service of process by mail or in any other manner permitted by applicable law and consents to the jurisdiction of Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any other state or federal courts located in Wilmington, Delaware). The parties hereto hereby waive any right to a trial by jury with respect to any lawsuit or judicial proceeding arising from or relating to this Agreement. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. All signatures of the parties hereto may be transmitted by facsimile or electronic transmission in portable document format (.pdf), and such facsimile or .pdf will, for all purposes, be deemed to be the original signature of such party whose signature it reproduces, and will be binding upon such party. If any provision of this Agreement is determined to be prohibited or unenforceable by reason of any applicable law of a jurisdiction, then such provision shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in such jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction. Each Party represents, warrants and covenants that each document, notice, instruction or request provided by such Party to the Escrow Agent shall comply with applicable laws and regulations. Where, however, the conflicting provisions of any such applicable law may be waived, they are hereby irrevocably waived by the parties hereto to the fullest extent permitted by law, to the end that this Agreement shall be enforced as written. Except as expressly provided in Sections 8 and 16, nothing in this Agreement, whether express or implied, shall be construed to give to any person or entity other than the Escrow Agent and the Parties any legal or equitable right, remedy, interest or claim under or in respect of this Agreement or any funds escrowed hereunder.

14. Compliance with Court Orders. In the event that the Escrow Fund is attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court or any order, judgment or decree shall be made or entered by any court order affecting the property deposited under this Agreement, the Escrow Agent is hereby expressly authorized, in its sole discretion, to obey and comply with all writs, orders or decrees so entered or issued, which it is advised in good faith by legal counsel of its own choosing are binding upon it, whether with or without jurisdiction, and in the event that the Escrow Agent obeys or complies with any such writ, order or decree it shall not be liable to any of the Parties or to any other Person, by reason of such compliance notwithstanding that such writ, order or decree is subsequently reversed, modified, annulled, set aside or vacated.

15. Further Assurances. Following the date hereof, each party hereto shall deliver to the other parties hereto such further information and documents and shall execute and deliver to the other parties hereto such further instruments and agreements as any other party hereto shall reasonably request to consummate or confirm the transactions provided for herein, to accomplish the purpose hereof or to assure to any other party hereto the benefits hereof.

16. Assignment. No assignment of the interest of either of the Parties shall be binding upon the Escrow Agent unless and until written notice of such assignment shall be filed with and acknowledged by the Escrow Agent. Any transfer or assignment of the rights, interests or obligations hereunder in violation of the terms hereof shall be void and of no force or effect.

17. Force Majeure. The Escrow Agent shall not incur any liability for not performing any act or fulfilling any obligation hereunder by reason of any occurrence beyond its control (including, but not limited to, any provision of any present or future law or regulation or any act of any governmental authority, any act of God or war or terrorism, or the unavailability of the Federal Reserve Bank wire services or any electronic communication facility), it being understood that the Escrow Agent shall use commercially reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as reasonably practicable under the circumstances.

18. Compliance with Federal Law. To help the United States government fight the funding of terrorism and money laundering activities and to comply with Federal law requiring financial institutions to obtain, verify and record information on the source of funds deposited to an account, the Parties agree to provide the Escrow Agent with the name, address, taxpayer identification number, and remitting bank for all Persons depositing funds with the Escrow Agent pursuant to this Agreement. For a non-individual Person such as a business entity, a charity, a trust or other legal entity, the Escrow Agent may ask for documentation to verify its formation and existence as a legal entity. The Escrow Agent may also ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation.

19. Use of Citibank Name. No publicly distributed printed or other material in any language, including prospectuses, notices, reports, and promotional materials that mention “Citibank” by name or the rights, powers, or duties of the Escrow Agent under this Agreement shall be issued by the Parties, or on either Party’s behalf, without the prior written consent of the Escrow Agent, except to the extent such disclosure is required by applicable law.

20. Use of Electronic Records and Signatures. As used in this Agreement, the terms “writing” and “written” include electronic records, and the terms “execute,” “signed” and “signature” include the use of electronic signatures. Notwithstanding any other provision of this Agreement or the attached Exhibits and Schedules, any electronic signature that is presented as the signature of the purported signer, regardless of the appearance or form of such electronic signature, may be deemed genuine by Escrow Agent in Escrow Agent’s sole discretion, and such electronic signature shall be of the same legal effect, validity and enforceability as a manually executed, original, wet-ink signature; provided, however, that any such electronic signature must be an actual and not a typed signature. In accordance with Section 8, Escrow Agent shall be indemnified and held harmless from any losses or damages it incurs as a result of its acceptance of and reliance on electronic signatures that it deems to be genuine. Any electronically signed agreement, instruction or other document shall be an “electronic record” established in the ordinary course of business and any copy shall constitute an original for all purposes. The terms “electronic signature” and “electronic record” shall have the meaning ascribed to them in 15 USC § 7006. This Agreement and any instruction or other document furnished hereunder may be transmitted by facsimile or as a PDF file attached to an email.

21. Return of Funds. If the Escrow Agent releases any funds, including but not limited to the Escrow Amount or any portion of it, to a Party and subsequently determines, in its sole discretion, that the payment or any portion of it was made in error, the Party shall, upon notice, promptly refund the erroneous payment. Any such erroneous payment by the Escrow Agent, and the Party’s return thereof to the Escrow Agent, shall not affect any obligation or right of either the Escrow Agent or the Parties. Each of the Parties agrees not to assert discharge for value, bona fide payee, or any similar doctrine as a defense to the Escrow Agent’s recovery of any erroneous payment.

22. Sanctions. None of the Parties or any of their parents or subsidiaries, or any of their respective directors, officers, or employees, or to the knowledge of any Party, the affiliates of the Parties or any of their subsidiaries, will, directly or indirectly, use any part of any proceeds or lend, contribute, or otherwise make available the Escrow Fund in any manner that would result in a violation by any person of economic, trade, or financial sanctions, requirements, or embargoes imposed, administered, or enforced from time to time by the United States (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury and the U.S. Department of State), the United Kingdom (including, without limitation, His Majesty’s Treasury), the European Union and any EU member state, the United Nations Security Council, and any other relevant sanctions authority.

* * * * *

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

BUYER:

H. LEE MOFFITT CANCER CENTER AND RESEARCH INSTITUTE, INC.

By:	/s/ Xavier Avat
Name:	Xavier Avat
Its:	Executive Vice President, Chief Business Officer

Signature Page to Escrow Agreement

SELLER:

TURNSTONE BIOLOGICS CORP.

By:	/s/ Sammy Farah
Name:	Sammy Farah, M.B.A., Ph.D
Title:	Chief Executive Officer

Signature Page to Escrow Agreement

ESCROW AGENT:

CITIBANK, N.A.

By:	/s/ Nelson Kercado
Name:	Nelson Kercado
Its:	Senior Vice President

Signature Page to Escrow Agreement

Schedule 1

ESCROW AGENT FEE SCHEDULE

Citibank, N.A., Escrow Agent

Acceptance Fee

To cover the acceptance of the Escrow Agent appointment, the study of the Agreement, and supporting documents submitted in connection with the execution and delivery thereof, and communication with other members of the working group:

Fee: Waived

Administration Fee

The annual administration fee covers maintenance of the Escrow Account including safekeeping of assets in the escrow account, normal administrative functions of the Escrow Agent, including maintenance of the Escrow Agent’s records, follow-up of the Agreement’s provisions, and any other safekeeping duties required by the Escrow Agent under the terms of the Agreement. Fee is based on the amount of the Escrow Fund being deposited in a interest bearing account.

Fee: Waived

Tax Preparation Fee

To cover preparation and mailing of Forms 1099-INT, if applicable for the escrow parties for each calendar year:

Fee: Waived

Transaction Fees

To oversee all required disbursements or release of property from the escrow account to any escrow party, including cash disbursements made via check and/or wire transfer, fees associated with postage and overnight delivery charges incurred by the Escrow Agent as required under the terms and conditions of the Agreement:

Fee: Waived

Other Fees

Material amendments to the Agreement: additional fee(s), if any, to be discussed at time of amendment.

TERMS AND CONDITIONS: The above schedule of fees does not include charges for out-of-pocket expenses or for any services of an extraordinary nature that Citibank or its legal counsel may be called upon from time to time to perform. Fees are also subject to satisfactory review of the documentation, and Citibank reserves the right to modify them should the characteristics of the transaction change. Citibank’s participation in this program is subject to internal approval of the third party depositing monies into the escrow account to be established hereunder. The Acceptance Fee, if any, is payable upon execution of the Agreement. Should this schedule of fees be accepted and agreed upon and work commenced on this program but subsequently halted and the program is not brought to market, the Acceptance Fee and legal fees incurred, if any, will still be payable in full.

EXHIBIT A-1

Certificate as to Buyer’s Authorized Signatures

The specimen signatures shown below are the specimen signatures of the individuals who have been designated as Authorized Representatives of Buyer and are authorized to initiate and approve transactions of all types for the escrow account or accounts established under this Agreement, on behalf of Buyer. The below listed persons (must list at least two individuals, if applicable) have also been designated Call Back Authorized Individuals and will be notified by Citibank N.A. upon the release of the Escrow Fund from the escrow account(s).

Name / Title / Telephone	Specimen Signature

Name	Signature

Title

Phone	Mobile Phone

Name	Signature

Title

Phone	Mobile Phone

Name	Signature

Title

Telephone	Mobile Phone

Exhibit to Escrow Agreement

EXHIBIT A-2

Certificate as to Seller’s Authorized Signatures

The specimen signatures shown below are the specimen signatures of the individuals who have been designated as Authorized Representatives of the Seller and are authorized to initiate and approve transactions of all types for the escrow account or accounts established under this Agreement, on behalf of the Seller. The below listed persons (must list at least two individuals, if applicable) have also been designated Call Back Authorized Individuals and will be notified by Citibank N.A. upon the release of the Escrow Fund from the escrow account.

Name / Title / Telephone	Specimen Signature

Name	Signature

Title

Phone	Mobile Phone

Name	Signature

Title

Phone	Mobile Phone

Name	Signature

Title

Telephone	Mobile Phone

Exhibit to Escrow Agreement

EXHIBIT B

Form of Joint Release Instruction

[Date]

[Via Email]

[Via Fax]

Citibank, N.A.

[****]

[****]

Attn: Eddy Rosero and Nelson Kercado

RE: Turnstone Biologics Corp.-H. Lee Moffitt Cancer Center and Research Institute, Inc. – Escrow Agreement dated June [  ], 2025

Escrow Account number [xxxxxxxxx]

We refer to that certain Escrow Agreement, dated June 26, 2025, by and between Turnstone Biologics Corp., a Delaware corporation (“Seller”) and the H. Lee Moffitt Cancer Center and Research Institute, Inc., a Florida not-for-profit corporation (“Buyer”), and Citibank, N.A. as Escrow Agent (the “Escrow Agreement”).

Capitalized terms in this letter not otherwise defined shall have the same meaning given to them in the Escrow Agreement.

Pursuant to Section 4 of the Escrow Agreement, the Parties instruct the Escrow Agent to release $[ ] from the Escrow Fund held in the Escrow Account to the specified party as instructed below.

[Bank name]

[ABA number]

[Bank Address]

[Beneficiary name]

[Beneficiary Account number]

Thank you.

H. LEE MOFFITT CANCER CENTER AND

RESEARCH INSTITUTE, INC.

By:
Name:
Title:

SELLER:

TURNSTONE BIOLOGICS CORP.

By:
Name:
Title:

Exhibit to Escrow Agreement